UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 29, 2015

Trulia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35650	20-2958261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Mission Street, Suite 700

San Francisco, California 94105

(Address of principal executive offices, including zip code)

(415) 648-4358

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2015 Base Salary and Incentive Compensation Target

On January 29, 2015, the Compensation Committee of the Board of Directors (the “Committee”) of Trulia, Inc. (the “Company”) approved annual base salary increases and 2015 incentive compensation targets for our named executive officers, effective January 27, 2015, as set forth in the chart below. In making these adjustments, the Committee considered certain subjective factors related to our compensation philosophy and objectives, the peer group benchmarking analysis performed by our compensation consultant, internal compensation parity, as well as the contributions expected from, and, responsibilities of each named executive officer. The following table sets forth information regarding the base salary approved for 2015 along with the annual incentive compensation target for each named executive officer.

Named Executive Officer	Title	Base 2015 Annual Salary	2015 Annual Incentive Compensation Target
Peter Flint	Chief Executive Officer	$420,000	$315,000
Paul Levine	Chief Operating Officer	$330,750	$214,988
Sean Aggarwal	Chief Financial Officer	$330,750	$181,912
Daniele Farnedi	Chief Technology Officer	$290,000	$145,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRULIA, INC.

By:	/s/ Scott Darling
Scott Darling Vice President and General Counsel

Date: February 2, 2015